Exhibit 10.1




                            PROPERTY OPTION AGREEMENT


THIS AGREEMENT made and entered into as of the 25th day of July, 2003.


BETWEEN: MinQuest Inc., a company having a mailing address at 4235 Christy Way, Reno, Nevada, 89509, U.S.A.

         (herein called the "Optionor")

                                                               OF THE FIRST PART


AND: Patriot Gold Corporation, a company having an office at 102 Donaghy Avenue, North Vancouver, B.C., V7P 2L5

                  (herein called the "Optionee")

                                                              OF THE SECOND PART

WHEREAS the Optionor has represented that it is the sole recorded and beneficial owner in and to two properties called the Bruner Project and the Vernal Project (the "Property") described in Schedule "A" attached hereto;

AND WHEREAS the Optionor, subject to the Net Smelter Royalty reserved to the Optionor, now wishes to grant to the Optionee the exclusive right and option to acquire an undivided 100% right, title and interest in and to the Property on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises, the mutual covenants herein set forth and the sum of One Dollar ($1.00) of lawful money of U.S. currency now paid by the Optionee to the Optionor (the receipt whereof is hereby acknowledged), the Parties hereto do hereby mutually covenant and agree as follows:

1.       Definitions

     The following words, phrases and expressions shall have the following meanings:

(a) "After Acquired Properties" means any and all mineral interests staked, located, granted or acquired by or on behalf of either of the parties hereto during the currency of this Agreement which are located, in whole or in part, within two miles of the existing perimeter of the Property;


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(b)                   "Exchange" means OTCBB Venture Exchange;

(c) "Expenditures" includes all direct or indirect expenses [net of government incentives and not including payments to the Optionor pursuant to section 4, paragraphs (a),
                      (b)(ii), (c)(ii), (d)(ii), and (e)(ii), hereof] of or incidental to Mining Operations. The certificate of the Controller or other financial officer of the Optionee, together with a statement of Expenditures in reasonable detail shall be prima facie evidence of such Expenditures; the parties hereto agree that Property payments and Property expenditures are separate payments as outlined in paragraph 4;

(d) "Facilities" means all mines and plants, including without limitation, all pits, shafts, adits, haulageways, raises and other underground workings, and all buildings, plants, facilities and other structures, fixtures and improvements, and all other property, whether fixed or moveable, as the same may exist at any time in, or on the Property and relating to the operator of the Property as a mine or outside the Property if for the exclusive benefit of the Property only;

(e) "Force Majeure" means an event beyond the reasonable control of the Optionee that prevents or delays it from conducting the activities contemplated by this Agreement other than the making of payments referred to in Section 4 herein. Such events shall include but not be limited to acts of God, war, insurrection, action of governmental agencies reflecting an instability in government procedures, or delay in permitting unacceptable to both Optionor and Optionee;

(f) "Mineral Products" means the commercial end products derived from operating the Property as a mine:

(g)                   "Mining Operations" includes:

(i) every kind of work done on or with respect to the Property by or under the direction of the Optionee during the Option Period or pursuant to an approved Work Program; and

                  (ii)without   limiting  the   generality  of  the   foregoing,
                      includes all work capable of receiving assessment credits pursuant to The Mines and Minerals Act of Nevada and the work of assessment, geophysical, geochemical and geological surveys, studies and mapping, investigating, drilling, designing, examining equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, in surveying and bringing any mineral claims to lease or patent, in doing all other work usually considered to be prospecting, exploration, development, a feasibility study, mining work, milling, concentration, beneficiation of ores and concentrates, as well as the separation and extraction of Mineral Products and all reclamation, restoration and permitting activities;


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(h)                   "Net Smelter  Royalty"  means that Net Smelter  Royalty as defined in Schedule "B" attached hereto ("NSR");

(i) "Option" means the option granted by the Optionor to the Optionee to acquire, subject to the NSR reserved to the Optionor, an undivided 100% right, title and interest in and to the Property as more particularly set forth in
                      Section 4;

(j) "Option Period" means the period from the date hereof to the date at which the Optionee has performed its obligations to acquire its 100% interest in the Property as set out in Section 4 hereof, which ever shall be the lesser period;

(k)                   "Property"  means the mineral claims described in Schedule
                      "A";

(l) "Work Program" means a program of work reasonably acceptable to both parties in respect of a particular Property, contained in a written document setting out in reasonable detail:

(i) An outline of the Mining Operations proposed to be undertaken and conducted on the Property, specifically stating the period of time during which the work contemplated by the proposed program is to be done and performed;

                  (ii)The estimated cost of such Mining  Operations  including a proposed budget providing for estimated monthly cash requirements in advance and giving reasonable details; and

                  (iii) The  identity and  credentials  of the person or persons undertaking the Mining Operations so proposed if not the Optionor,

                  reasonably acceptable to both parties hereto.

2.       Headings

                      Any heading, caption or index hereto shall not be used in any way in construing or interpreting any provision hereof.

3.       Singular, Plural

                      Whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning plural or feminine or body politic or corporate or vice versa, as the context so requires.

4.       Option

                      The Optionor hereby grants to the Optionee the sole and exclusive right and option (the "Option") to earn a 100% interest in the Property exercisable as follows:


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(a) The Optionee paying the sum of $ 12,500 U.S. to the Optionor by way of cash;

(b)                          On or before July 25, 2004:

(i)                          The Optionee incurring Expenditures of $75,000 U.S.
                             on the Property; and

(ii)                         The Optionee paying $20,000 U.S. to the Optionor;

(c)                          On or before July 25, 2005:

(i)                          The  Optionee  incurring  Expenditures  of $100,000
                             U.S.   on  the   Property   in   addition   to  the
                             expenditures referred to in clause (b)(i); and

(ii)                         The Optionee paying $20,000 U.S. to the Optionor;

(d)                          On or before July 25, 2006:

(i) The Optionee incurring Expenditures of $100,000 U.S. on the Property in addition to the expenditures referred to in clauses (b)(i) and
                             (c)(i) hereof; and

(ii)                         The Optionee paying $20,000 U.S. to the Optionor;

(e)                          On or before July 25, 2007:

                         (i) The  Optionee  incurring  Expenditures  of $100,000
                             U.S. on the Property in addition to the expenditures referred to in clauses (b)(i), (c)(i) and (d)(i) hereof; and

                         (ii) The Optionee  paying $20,000 U.S. to the Optionor;
and

(f) On or before July 25, 2008:

                         (i) The  Optionee  incurring  Expenditures  of $125,000
                             U.S. on the Property in addition to the expenditures referred to in clauses (b)(i), (c)(i),
                             (d)(i) and (e)(i) hereof;

     Following which the Optionee shall be deemed to have exercised the Option (the "Exercise Date") and shall be entitled to an undivided 100% right, title and interest in and to the Property with the full right and authority to equip the Property for production and operate the Property as a mine subject to the rights of the Optionor to receive the NSR. The Property comprises two projects individually known as the Bruner Project, and the Vernal Project all as more particularly described in Schedule "A". The Optionee has the one time right exercisable for 90 days following completion of a bankable feasibility study to buy up to two thirds (66.7%) of the Optionor's NSR interest (i.e. an amount equal to 2% NSR interest) for $2,000,000 U.S. for each project comprising the Property, leaving the

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     Optionor to retain not less than a 1% NSR  interest.  The right to purchase the said NSR interest shall be exercised by the Optionee providing the Optionor with notice of the purchase accompanied by payment in the amount of $2,000,000 U.S. for each project on which the Optionee is purchasing the NSR.

     The Optionor and Optionee understand and confirm that all Expenditures incurred in a particular period, including any excess in the amount of Expenditures required to be incurred to maintain the Option during such period, shall be carried over and included in the aggregate amount of Expenditures for the subsequent period.

     Notwithstanding paragraphs (c)(i), (d)(i), (e)(i), and (f)(i) if the Optionee has not incurred the requisite Expenditures to maintain its option in good standing prior to July 25 of any given year, the Optionee may pay to the Optionor within 60 days following the expiry of such period, the amount of the deficiency and such amount shall thereupon be deemed to have been Expenditures incurred by the Optionee during such period.

(g) The doing of any act or the incurrence of any cash payments by the Optionee shall not obligate the Optionee to do any further acts or make any further payments.

(h) The Property comprises two projects individually known as the Bruner Project, and the Vernal Project all as more particularly described in Schedule "A". The cash consideration referred to in this Section 4 will not change if only one project is terminated.

5.                Transfer of Title

                      Upon Optionee's completion of all requirement to earn a 100 percent interest in the Property, the Optionor will deliver or cause to be delivered to the Optionee's solicitors a duly executed transfer of Property in favour of the Optionee (the "Optionee Transfer"). The Optionee shall be entitled to record the Optionee Transfer with the appropriate government offices to effect transfer of legal title of the Property into its own name upon the full and complete exercise of the Option by the Optionee. In the event the Optionee Transfer is recorded the Optionor shall be entitled to record notice of its NSR interest.

6.       Mining Operations during Option

                      During the Option Period, the Optionor may provide its mineral exploration expertise on the Property, on a consultation basis for and on behalf of the Optionee, at the election of the Optionee. However, the Optionee has the exclusive right to determine what Expenditures and Mining Operations it will perform, when they will be performed, and by whom. If the Optionee elects to use the mineral expertise and consulting services of the Optionor, then the Optionor shall invoice for time for consulting services and related travel expenses from time to time and the prompt payment of such invoices when due shall constitute a portion of Expenditures by the Optionee as contemplated under Section 4 hereof.

                      During the currency of this Agreement, the Optionee, its servants, agents and workmen and any persons duly authorized by the Optionee, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as the Optionee in its sole discretion may deem advisable and shall have the right to remove and ship therefrom ores, minerals, metals, or other products recovered in any manner therefrom.

7.       Assignment

                      During the Option Term, both parties shall have the right to sell, transfer, assign, mortgage, pledge its interest in this Agreement or its right or interest in the Property. It will be a condition of any assignment under this Agreement that such assignee shall agree in writing to be bound by the terms of this Agreement applicable to the assignor.

8.       Termination

                  This Agreement shall forthwith terminate in circumstances where:

                  (a) The Optionee shall fail to comply with any of its obligations hereunder, subject to Force Majeure, and within 30 days of receipt by the Optionee of written notice from the Optionor of such default, the Optionee has not:

(i)                            cured such default,  or commenced  proceedings to
                               cure  such   default  and   prosecuted   same  to
                               completion without undue delay; or

                           (ii) given the  Optionor  notice  that it denies that
such default has occurred.
     In the event that the Optionee gives notice that it denies that a default has occurred, the Optionee shall not be deemed to be in default until the matter shall have been determined finally through such means of dispute resolution as such matter has been subjected to by either party; or


                  (b) The Optionee gives notice of termination to the Optionor, which it shall be at liberty to do at any time after the execution of this Agreement. If and when the Optionee elects to terminate this Agreement, or terminate one of the projects comprising the Property, at such time the Property or the specific project will be returned to the Optionor with all claim fees paid in full for that calendar year but no later than June 30th of that year. For clarity, any portion of the Property that is terminated after June 30th and before September 1st of any year must have the annual claim fees paid in full for September 1st of that year.

     Upon the termination of this Agreement under this Section 8, the Optionee shall cease to be liable to the Optionor in debt, damages or otherwise, other than to pay the claim fees as described in paragraph (b) of this
     Section 8 and all liabilities referred to in Section 11.

     Upon termination of this Agreement under this Section 8, the Optionee shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

9.       Representations, Optionies and Covenants of the Optionor

                      The Optionor represents, Options and covenants to and with the Optionee as follows:

(a) The Optionor is a company duly organized validly existing and in good standing under the laws of Nevada;

(b) The Optionor has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) Neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(d) The execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents;

(e) The Agreement constitutes a legal, valid and binding obligation of the Optionor;

(f) The Property is accurately described in Schedule "A", is in good standing under the laws of the jurisdiction in which it is located and is free and clear of all liens, charges and encumbrances;

(g) The Optionor is the sole recorded and beneficial owner of the Property and has the exclusive right to enter into this Agreement and all necessary authority to transfer its interest in the Property in accordance with the terms of this Agreement;

(h) No person, firm or corporation has any proprietary or possessorty interest in the Property other than the Optionor, and no person, firm or corporation is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates or any other such products removed from the Property other than the government of the state of Nevada pursuant to statute; notwithstanding any Federal, State or County royalties or net proceeds tax derived from mining operations.

(i) Upon request by the Optionee, and at the sole cost of the Optionee, the Optionor shall deliver or cause to be delivered to the Optionee copies of all available maps and other documents and data in its possession respecting the Property. Nothing will be withheld, hidden, or kept from the Optionee, whether the data or information is held or not by the Optionor; and

(j) Subject to performance by the Optionee of its' obligations under Section 4, during the Option Period, the Optionor will keep the Property in good standing, free and clear of all liens, charges and encumbrances, will carry out all Mining Operations on the Property in a miner-like fashion if the Optionee elects to use the mining expertise and consulting services of the Optionor, will obtain all necessary licenses and permits as shall be necessary and will file all applicable work up to the legal limits as assessment work under The Mines and Mineral Act (Nevada).

10.                   Representations, Optionies and Covenants of the Optionee

                      The Optionee represents, Options and covenants to and with the Optionor that:

              (a) The Optionee is a company duly organized  validly existing and in good standing under the laws of the United States;

              (b) The  Optionee  has full  power and  authority  to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

              (c) Neither the execution and delivery of this Agreement,  nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(e) The execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents; and

(f) This Agreement constitutes a legal, valid and binding obligation of the Optionee.

11.      Indemnity and Survival of Representation

                      The representation and Optionies hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Property by the Optionee and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, Optiony, covenant, agreement or condition made by them and contained in this Agreement.

                      The Optionor agrees to indemnify and save harmless the Optionee from any liability to which it may be subject arising from any Mining Operations carried out by the Optionor or at its direction on the Property. The Optionee agrees to indemnify and save harmless the Optionor from any liability to which it may be subject arising from any Mining Operations carried out by the Optionee or at its direction on the Property.

                  The Optionor agrees to indemnify and save harmless the Optionee from any liability arising from any and every kind of work done on or with respect to the Property prior to the signing of this Agreement (the "Prior Operations). Without limiting the generality of the foregoing, Prior Operations includes all work capable of receiving assessment credits pursuant to The Mines and Minerals Act of Nevada and the work of assessment, geophysical, geochemical and geological surveys, studies and mapping, investigating, drilling, designing, examining equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, in surveying and bringing any mineral claims to lease or patent, in doing all other work usually considered to be prospecting, exploration, development, a feasibility study, mining work, milling, concentration, beneficiation of ores and concentrates, as well as the separation and extraction of Mineral Products and all reclamation, restoration and permitting activities.


     12. Confidentiality

         The parties hereto agree to hold in confidence all information obtained in confidence in respect of the Property or otherwise in connection with this Agreement other than in circumstances where a party has an obligation to disclose such information in accordance with applicable securities legislation, in which case such disclosure shall only be made after consultation with the other party.

     13. Notice

                      All  notices,  consents,  demands  and  requests  (in this
     Section 13 called the "Communication") required or permitted to be given under this Agreement shall be in writing and may be delivered personally sent by telegram, by telex or telecopier or other electronic means or may be forwarded by first class prepaid registered mail to the parties at their addresses first above written. Any Communication delivered personally or sent by telegram, telex or telecopier or other electronic means including email shall be deemed to have been given and received on the second business day next following the date of sending. Any Communication mailed as aforesaid shall be deemed to have been given and received on the fifth business day following the date it is posted, addressed to the parties at their addresses first above written or to such other address or addresses as either party may from time to time specify by notice to the other; provided, however, that if there shall be a mail strike, slowdown or other labour dispute which might effect delivery of the Communication by mail, then the Communication shall be effective only if actually delivered. For purposes of this agreement and as a definition of address the Optionor's email shall be defined as rrkern@charter.net. and the Optionor's telecopier number is 775-746-0938. The Optionee's email shall be defined as
     info@patriotgoldcorp.com and the Optionee's telecopier number is 604-922-6982. Notice will be provided to each party should their respective email address change.

14.      Further Assurances

                      Each of the parties to this Agreement shall from time to time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.


     15. Entire Agreement

                      The parties hereto acknowledge that they have expressed herein the entire understanding and obligation of this Agreement and it is expressly understood and agreed that no implied covenant, condition, term or reservation, shall be read into this Agreement relating to or concerning any matter or operation provided for herein.

     16. Proper Law and Arbitration

                      This Agreement will be governed by and construed in accordance with the laws of the State of Nevada and the laws of the United States of America applicable herein. The parties hereto hereby irrevocably attorn to the jurisdiction of the Courts of Nevada. All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by a sole arbitrator by arbitration under the rules of The Arbitration Act of Nevada.

     17. Enurement

     This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     18. After Acquired Properties

(i) The parties covenant and agree, each with the other, that any and all After Acquired Properties shall be subject to the terms and conditions of this Agreement and shall be added to and deemed, for the purposes hereof, to be included in the Property. Any costs incurred by the Optionor in staking, locating, recording or otherwise acquiring any "After Acquired Properties" will be deemed to be Mining Operations for which the Optionor will be entitled to reimbursements as part of the Expenditures payable by the Optionee hereunder.

                  (ii)Any additional  claims agreed by the Optionee to be staked by the Optionor within 2 miles from the existing perimeter of the Property boundaries shall form part of this Agreement. The Optionee will reimburse the Optionor for the costs of staking the additional claims, unless the Optionee does not elect to have the additional claims subject to this Agreement.

     20. Default

                      Notwithstanding anything in this Agreement to the contrary if any party (a "Defaulting Party") is in default of any requirement herein set forth the party affected by such default shall give written notice to the Defaulting Party specifying the default and the Defaulting Party shall not lose any rights under this Agreement, unless thirty (30) days after the giving of notice of default by the affected party the Defaulting Party has failed to take reasonable steps to cure the default by the appropriate performance and if the Defaulting Party fails within such period to take reasonable steps to cure any such default, the affected party shall be entitled to seek any remedy it may have on account of such default including, without limiting, termination of this Agreement. Notwithstanding the Optionee shall be responsible for claim fees to the U.S. Bureau of Land Management no later than June 30th of each calendar year of the agreement. Further, all county claim fees shall be paid by the Optionee no later than June 30th of each calendar year.

     21. Payment

     All references to monies herein shall be in U.S. funds unless otherwise specified. The Optionee shall make payments for the Expenditures incurred by the Optionor no later than 15 days after the receipt of invoices delivered by the Optionor which for the purposes of this Agreement shall constitute prompt and due payment. All contractors will invoice the Optionee directly and any costs arising with respect to work performed shall be solely borne by the Optionee and not the Optionor.

     22. Option Only

     This is an option only and except as herein specifically provided otherwise nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder, and any act or payment or payments as shall be made hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment or payments.

     23. Supersedes Previous Agreements

     This Agreement supersedes and replaces all previous oral or written agreements, memoranda, correspondence or other communications between the parties hereto relating to the subject matter hereof.

     IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement effective as of the 25th day of July, 2003.


     MinQuest Inc.




     Per:
         ---------------------------
          Richard A. Kern, President


     Patriot Gold Corp.



     Per:
         ---------------------------
          Ronald Blomkamp, President

SCHEDULE "A"

                                 BRUNER PROPERTY

16 UNPATENTED LODE CLAIMS SITUATED IN SECTIONS 24 & 25, TOWNSHIP 14 NORTH, RANGE 37 EAST AND SECTIONS 19 & 30, TOWNSHIP 14 NORTH, RANGE 38 EAST, MDB&M, NYE COUNTY, STATE OF NEVADA
          CLAIM NAME                                                BLM SERIAL #
Moon 1-6                                                     NMC 849694-849699
Moon 7                                                       NMC 842234
Moon 8                                                       NMC 849700
Moon 9-12                                                    NMC 842235-842238
Moon 13-16                                                   NMC 849701-849704


                                 VERNAL PROPERTY

12 UNPATENTED LODE CLAIMS SITUATED IN SECTION 34, TOWNSHIP 14 NORTH, RANGE 39 EAST AND SECTION 3, TOWNSHIP 13 NORTH, RANGE 39 EAST, MDB&M, NYE COUNTY, STATE OF NEVADA
          CLAIM NAME                                                BLM SERIAL #
Vernal 5-10                                                  NMC 849705-849710
Vernal 11-14                                                 NMC 841093-841096
Vernal 15, 16                                                NMC 849711-849712







SCHEDULE "B"


"Net Smelter Return" shall mean the aggregate proceeds received by the Optionee from time to time from any smelter or other purchaser from the sale of any ores, concentrates, metals or any other material of commercial value produced by and from the Property after deducting from such proceeds the following charges only to the extent that they are not deducted by the smelter or other purchaser in computing the proceeds:

(a)      The cost of transportation of the ores, concentrates or metals from the
         Property  to  such  smelter  or  other  purchaser,   including  related
         insurance;
(b)      Smelting and refining charges including penalties; and

The Optionee shall reserve and pay to the Optionor a NSR equal to three (3%) percent of Net Smelter Return.

     Payment of NSR payable to the Optionor hereunder shall be made quarterly within thirty (30) days after the end of each calendar quarter during which the Optionee receives Net Smelter Returns in U.S. dollars or in kind bullion at the discretion of the Optionor. Within sixty (60) days after the end of each calendar quarter for which the NSR are payable to the Optionor, the records relating to the calculation of NSR for such year shall be audited by the Optionee and any adjustments in the payments of NSR to the Optionor shall be made forthwith after completion of the audit. All payments of NSR to the Optionor for a calendar year shall be deemed final and in full satisfaction of all obligations of the Optionee in respect thereof if such payments or the calculations thereof are not disputed by the Optionor within sixty (60) days after receipt by the Optionor of the same audited statement. The Optionee shall maintain accurate records relevant to the determination of the NSR and the Optionor, or its authorized agent, shall be permitted the right to examine such records at all reasonable times.